Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Beyond Meat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o) and Rule 457(r)(1)	—	—	$200,000,000	0.00011020	$22,040
Fees Previously Paid		—	—	—	—	—	—	—
	Total Offering Amounts					$200,000,000		$22,040
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$22,040

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3 (File No. 333-271809) filed by the registrant with the Securities and Exchange Commission on May 10, 2023.